April 10, 2008

Omega Healthcare Investors, Inc.
9690 Deereco Road
Suite 100
Timonium, Maryland  21093

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").  The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company: (i) debt securities (the "Debt Securities"); (ii) shares of preferred stock, $1.00 par value per share (the "Preferred Stock"); (iii) shares of common stock, $0.10 par value per share (the "Common Stock"); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), warrants to purchase Preferred Stock (the "Preferred Stock Warrants") and warrants to purchase Common Stock (the "Common Stock Warrants"). The Debt Securities Warrants, the Preferred Stock Warrants and the Common Stock Warrants are referred to herein as the "Securities Warrants."  The Debt Securities, the Preferred Stock, the Common Stock and the Securities Warrants are referred to herein as the "Securities".

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon the Registration Statement in the form proposed to be filed with the Commission and originals or copies of such corporate records, documents, agreements or other instruments of the Company, such certificates and records of public officials, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and legally binding effect thereof on such parties.

For purposes of this opinion letter, we have also assumed that:

(i) (a) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Articles of Incorporation of the Company, as amended from time to time (the "Articles"), the By-laws of the Company, as amended from time to time (the "By-laws"), and applicable law; and that, at the time of each such issuance and sale of Securities, the Company will continue to be a validly existing corporation under the laws of the State of Maryland with the requisite corporate power and authority to issue and sell all such Securities at such time and will have received any required approvals of any governmental authority or agency in connection therewith; and that the issuance of Securities to be offered from time to time, and the issuance of Preferred Stock and/or Common Stock upon conversion, exercise or exchange of any such Securities, will not violate the provisions of the Articles, relating to restrictions on beneficial ownership and transfer of shares of stock of the Company, and (b) the terms of such Securities will have been established so as not to, and the execution and delivery by the Company of, and the performance of its obligations under, the Indenture (as defined below), any supplemental indenture to be entered into in connection with the issuance of Debt Securities, and any Warrant Agreement (as defined below) to be entered into in connection with the issuance of such Securities, will not violate, conflict with or constitute a default under (x) any agreement or instrument to which the Company or its properties are subject, (y) any judicial or regulatory order or decree of any governmental authority, or (z) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

(ii) any Debt Securities will be issued pursuant to an indenture (each, an "Indenture"), entered into by the Company and a duly qualified trustee (each, a "Trustee"), substantially in the form of indenture filed as Exhibit 4.1 to the Registration Statement; and that the Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended; and, that, at the time any Debt Securities are so issued, the related Indenture will have been duly executed and delivered by, and will constitute a valid, legally binding, enforceable agreement of, the Company and the applicable Trustee party thereto; and that the certificates representing such Debt Securities will be in the form of a Debt Security certificate contained in or approved in accordance with such Indenture and otherwise will conform in all respects to the requirements of applicable law; and that the certificates representing such Debt Securities will have been duly executed, issued and delivered on the part of the Company, and authenticated by the Trustee pursuant to the Indenture; and that the number of shares of Preferred Stock and/or Common Stock issuable upon the conversion or exchange of any Debt Securities issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock and/or Common Stock, as applicable, under the Articles, less that number of shares of Preferred Stock and/or Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and that such Debt Securities will be issued for consideration duly established by the Board of Directors the value of which, in the case of Debt Securities convertible into or exchangeable for shares of Preferred Stock and/or Common Stock, will not be less than the par value of the shares of Preferred Stock and/or Common Stock, as appropriate, issuable upon conversion or exchange;

(iii) any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Articles, less the number of shares of Preferred Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, will be issued pursuant to the Articles and any Articles Supplementary of the Company, the terms of which will be in compliance with the Maryland General Corporation Law, and will be duly authorized by the Board of Directors of the Company or a properly authorized committee thereof and duly executed on behalf of the Company and filed with the Department of Assessments and Taxation of the State of Maryland, and will be issued for consideration duly established by the Board of Directors the value of which will not be less than the par value of the Preferred Stock and, in the case of Preferred Stock convertible into or exchangeable for Common Stock, the par value of the Common Stock issuable upon conversion or exchange; and that the form of stock certificates representing the Preferred Stock will conform in all respects to the applicable requirements of Maryland law and will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Company's transfer agent;

(iv) any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Articles, less the number of shares of Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and will be issued for consideration duly established by the Board of Directors, the value of which will not be less than the par value thereof; and that the form of stock certificates representing the Common Stock will conform in all respects to the applicable requirements of Maryland law and will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Company's transfer agent; and

(v) any Securities Warrants will be issued pursuant to a warrant agreement (each, a "Warrant Agreement") entered into by the Company and a warrant agent (each, a "Warrant Agent") and containing the terms summarized in the Registration Statement and governed by and construed in accordance with the internal laws of the State of New York, except to the extent certain matters may be governed as a matter of law by the Maryland General Corporation Law; and that, at the time any Securities Warrants are so issued, the related Warrant Agreement will have been duly executed and delivered by, and will constitute a valid, legally binding, enforceable agreement of the Company and the applicable Warrant Agent party thereto; and that the certificates representing such Securities Warrants will be in the form of Securities Warrant certificate contained in or approved in accordance with such Warrant Agreement and otherwise will conform in all respects to the requirements of applicable law; and that the certificates representing such Securities Warrants will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Warrant Agent pursuant to the Warrant Agreement; and that the number of shares of Preferred Stock and/or Common Stock issuable upon the exercise of any Securities Warrants issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock and/or Common Stock, as applicable, under the Articles, less that number of shares of Preferred Stock and/or Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and that such Securities Warrants will be issued for consideration duly established by the Board of Directors the value of which, in the case of Securities Warrants exercisable for shares of Preferred Stock and/or Common Stock, will not be less than the par value of such Preferred Stock and/or Common Stock, as appropriate, issuable upon exercise.

This opinion is limited to (i) the substantive laws of the state of Maryland and the federal laws of the United States, and (ii) solely with respect to the Debt Securities and the Securities Warrants, the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, and we do not express any opinions herein covering any other law. While our Firm does not maintain an office or an active practice in the State of New York, members of our Firm are admitted to the Bar of the State of New York, and have reviewed this opinion letter and, to the extent the opinions expressed herein relate to the laws of the State of New York, we advise you that we have, with your permission, considered only those laws of the State of New York which are typically applicable to debt securities and securities warrants similar to the Debt Securities and the Securities Warrants, and we express no opinion with respect to any other laws of the State of New York.  Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.  We express no opinion herein with respect to provisions relating to severability or separability.

To the extent that the obligations of the Company under any Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under any Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

Our opinions in paragraphs 1 and 4 below, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

Based upon and subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

1.
With respect to any series of Debt Securities offered by the Company (the "Offered Debt Securities"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv)  any supplemental indenture, officers' certificate or board resolution in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto, when issued upon payment (and delivery) of the applicable consideration, in accordance with the Indenture and any supplemental indenture, officers' certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including, without limitation, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing, (c) public policy considerations which may limit the rights of parties to obtain remedies, including, without limitation, any provisions providing for indemnification, hold harmless or exculpation, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.
With respect to the shares of any series of Preferred Stock offered by the Company (the "Offered Preferred Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the filing of the Articles Supplementary with the Secretary of State of the State of Maryland has duly occurred, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Securities Warrants), when issued, upon payment (and delivery) of the applicable consideration, in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.
With respect to the shares of any Common Stock offered by the Company (the Offered Common Stock"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; and (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Securities Warrants), when issued, upon payment (and delivery) of the applicable consideration, in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

4.
With respect to any Securities Warrants offered by the Company (the "Offered Warrants"), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, and (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, the Offered Warrants, when issued, upon payment (and delivery) of the applicable consideration, in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and legally binding purchase or agency agreement, will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, ( b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including, without limitation, (1) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (2) concepts of materiality, reasonableness, good faith and fair dealing and (c) public policy considerations which may limit the rights of parties to obtain remedies, including, without limitation, any provisions providing for indemnification, hold harmless or exculpation.

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company denominated in a currency other than U.S. Dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Powell Goldstein LLP

POWELL GOLDSTEIN LLP